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                                                                     Exhibit 5.1

                                               May 20, 2004



Animas Corporation
200 Lawrence Drive
West Chester, Pennsylvania 19380

Ladies and Gentlemen:

            We have acted as counsel to Animas Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of a public offering (the "Offering") of up to 4,887,500 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to be offered by the Company.

            In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-1 originally filed by the Company under the Act with the U.S. Securities and Exchange Commission (the "Commission") on February 23, 2004, Amendment No. 1 thereto filed with the Commission on April 2, 2002, Amendment No. 2 thereto filed with the Commission on April 27, 2004 and Amendment No. 3 thereto filed with the Commission on May 11, 2004 (collectively, the "Original Registration Statement"), (ii) the Company's Registration Statement on Form S-1 originally filed by the Company under the Act with the Commission on the date hereof (the "462(b) Registration Statement") (the Original Registration Statement and the 462(b) Registration Statement are collectively referred to as the "Registration Statements"), (iii) the form of underwriting agreement, filed as Exhibit 1.1 to the Original Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company and Piper Jaffray & Co., J.P. Morgan Securities Inc. and Thomas Weisel Partners LLC, on their own behalf and on behalf of each of the other Underwriters named in Schedule 1 thereto (collectively, the "Underwriters"), (iv) the Company's Amended and Restated Certificate of Incorporation, as amended (v) the Company's By-Laws, (vi) certain resolutions of the Board of Directors and stockholders of the Company relating to the Offering, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

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Animas Corporation
Page 2
May 20, 2004


            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed
(a) that prior to the consummation of the Offering, the Pre-offering Transactions (as defined in the Registration Statements) are effected, and (b) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

            The law covered by this opinion letter is limited to the laws of the State of Delaware and the federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that when (i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors authorizes the price per Share, (ii) the duly appointed officers of the Company and the Underwriters execute and deliver the Underwriting Agreement and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

            We hereby consent to the use of this opinion letter as an exhibit to the Registration Statements and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statements. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statements. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

                                                    Very truly yours,

                                                    /s/ Pepper Hamilton LLP
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                                                    Pepper Hamilton LLP